FREE WRITING PROSPECTUS Dated September 10, 2019	Filed Pursuant to Rule 433 Registration No. 333-228265 Registration No. 333-228265-02

**PRICING DETAILS** $788+MM ALLYA 2019-3 (Prime Auto Loan)

Joint Bookrunners: Barclays (str), BofA Merrill Lynch, RBC

Co-Managers: Deutsche Bank, Lloyds

Anticipated Capital Structure:

	TOTAL	OFFERED
CL	SZ($MM)	SZ($MM)	WAL	MDY/S	BENCH	Launch	Yield	CPN	Price
A-1	228.000	*** RETAINED ***
A-2	385.000	365.750	1.01	Aaa/AAA	EDSF	+ 21	2.071%	2.06%	99.99790
A-3	370.000	351.500	2.39	Aaa/AAA	IntS	+ 31	1.939%	1.93%	99.99718
A-4	75.220	71.450	3.53	Aaa/AAA	IntS	+ 42	1.972%	1.96%	99.98656
B	23.540	*** RETAINED ***
C	19.620	*** RETAINED ***
D	14.570	*** RETAINED ***

Expected Settle : 09/17/19	Registration : SEC-Reg
First Pay Date : 10/15/19	ERISA Eligible : Yes
Expected Ratings : Moody’s, S&P	Min Denoms : $1k x $1k
Ticker : ALLYA 2019-3	Bill & Deliver : Barclays
Expected Pricing : PRICED	Pricing Speed : 1.3% ABS 10% CALL

-Available Materials-

* Prelim Prospectus: Attached

* Ratings FWP: Attached

* IntexNet : bcgaart_2019-3_preprice

Pwd: 9A46

* Roadshow : www.Dealroadshow.com

Pwd: ALLYA193

THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION (SEC) FOR THIS OFFERING. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS FOR THIS OFFERING IN THAT REGISTRATION STATEMENT, AND OTHER DOCUMENTS THAT THE ISSUER HAS FILED WITH THE SEC, FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY SEARCHING THE SEC ONLINE DATABASE (EDGAR) AT WWW.SEC.GOV. ALTERNATIVELY, YOU MAY OBTAIN A COPY OF THE PROSPECTUS FROM BARCLAYS CAPITAL INC. BY CALLING 1-888-603-5847.